Exhibit 4.16

Consent Letter

I, Zhou Shixue (certificate number: ******, the legal spouse of Li Mingyou, hereby unconditionally and irrevocably agree that Li Mingyou executes the following documents (hereinafter referred to as the “Transaction Documents”) on May 31, 2019, and that the equity of Shenzhen Drive New Media Co., Ltd. (hereinafter referred to as the “Domestic-funded Company”) held by and registered under the name of Li Mingyou will be disposed of in accordance with the provisions of the following Transaction Documents:

(1)	the Equity Pledge Agreement executed by and among Beijing Sangu Maolu Information Technology Co., Ltd. (hereinafter referred to as the “WFOE”), Domestic-funded Company and all shareholders thereof; and

(2)	the Exclusive Call Option Agreement executed by and among the WFOE, the Domestic-funded Company and all shareholders thereof;

(3)	the Power of Attorney Agreement executed with the WFOE.

I acknowledge that I do not enjoy any interest to the equity of the Domestic-funded Company, and undertake that I will not file any claim in respect of the equity of the Domestic-funded Company. I further acknowledge that no additional authorization or consent by me is required for the performance and further modification or termination of the Transaction Documents by Li Mingyou.

I undertake that I will execute all necessary documents and take all necessary actions to ensure the proper performance of the Transaction Documents (as amended from time to time).

I agree and undertake that if for any reason I obtain any equity of the Domestic-funded Company, I shall be bound by the Transaction Documents (as amended from time to time) and comply with the obligations thereunder as a shareholder of the Domestic-funded Company and, for that purpose, once requested by the WFOE, execute a series of written documents, the format and content of which are basically the same with that of the Transaction Documents (as amended from time to time).

I further acknowledge, undertake and warrant that, under any circumstances, including but not limited to my divorce with my spouse, my spouse has the right to independently dispose of the equity of domestic-funded enterprises held by him and the corresponding assets, and I will not take any action which may affect or interfere with the performance by my spouse of his obligations under the Transaction Documents.

The conclusion, validity, interpretation, performance, modification and termination hereof and the settlement of disputes arising from this Consent Letter shall all be governed by the Chinese laws. Any dispute arising from the interpretation and performance hereof shall first of all be settled by the signatories hereto through friendly negotiation. Where the dispute is still not settled within thirty (30) days upon written notification by a Party to the other Parties requesting for the settlement of the dispute through negotiation, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for settlement in accordance with its arbitration rules. The arbitration shall be held in Beijing, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties.

Signature:	/s/ Shixue Zhou

Name: Shixue Zhou

Date: May 31, 2019

Consent Letter

I, Li Qunfang (certificate number: ******), the legal spouse of Du Xingyu, hereby unconditionally and irrevocably agree that Du Xingyu executes the following documents (hereinafter referred to as the “Transaction Documents”) on May 31, 2019, and that the equity of Shenzhen Drive New Media Co., Ltd. (hereinafter referred to as the “Domestic-funded Company”) held by and registered under the name of Du Xingyu will be disposed of in accordance with the provisions of the following Transaction Documents:

(1)	the Equity Pledge Agreement executed by and among Beijing Sangu Maolu Information Technology Co., Ltd. (hereinafter referred to as the “WFOE”), the Domestic-funded Company and all shareholders thereof; and

(2)	the Exclusive Call Option Agreement executed by and among the WFOE, the Domestic-funded Company and all shareholders thereof;

(3)	the Power of Attorney Agreement executed with the WFOE.

I acknowledge that I do not enjoy any interest to the equity of the Domestic-funded Company, and undertake that I will not file any claim in respect of the equity of the Domestic-funded Company. I further acknowledge that no additional authorization or consent by me is required for the performance and further modification or termination of the Transaction Documents by Du Xingyu.

I undertake that I will execute all necessary documents and take all necessary actions to ensure the proper performance of the Transaction Documents (as amended from time to time).

I agree and undertake that if for any reason I obtain any equity of the Domestic-funded Company, I shall be bound by the Transaction Documents (as amended from time to time) and comply with the obligations thereunder as a shareholder of the Domestic-funded Company and, for that purpose, once requested by the WFOE, execute a series of written documents, the format and content of which are basically the same with that of the Transaction Documents (as amended from time to time).

I further acknowledge, undertake and warrant that, under any circumstances, including but not limited to my divorce with my spouse, my spouse has the right to independently dispose of the equity of domestic-funded enterprises held by him and the corresponding assets, and I will not take any action which may affect or interfere with the performance by my spouse of his obligations under the Transaction Documents.

The conclusion, validity, interpretation, performance, modification and termination hereof and the settlement of disputes arising from this Consent Letter shall all be governed by the Chinese laws. Any dispute arising from the interpretation and performance hereof shall first of all be settled by the signatories hereto through friendly negotiation. Where the dispute is still not settled within thirty (30) days upon written notification by a Party to the other Parties requesting for the settlement of the dispute through negotiation, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for settlement in accordance with its arbitration rules. The arbitration shall be held in Beijing, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties.

Signature:	/s/ Qunfang LI

Name: Qunfang LI

Date: May 31, 2019